                                                           Exhibit 10b

                          FIRST AMENDMENT TO LEASE

   THIS FIRST AMENDMENT TO LEASE (the Agreement ) is made and entered into this 31 day of December, 1995, by and between Perimeter 400
   Partners  (hereinafter  referred  to  as    Landlord  ),  and  CIS
   Technologies, Inc. (hereinafter referred to as  Tenant ).

                                WITNESSETH:

   WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated August 8, 1995 (the Lease ) for the use and occupancy of certain premises by Tenant (the Demised Premises ) located in the Perimeter 400 Building in Atlanta, Georgia (the Building ); and

   WHEREAS, Landlord and Tenant do hereby intend to amend and modify the Lease as hereinafter set forth.

   NOW,   THEREFORE,  in  consideration  of  the  mutual  covenants  and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1.    Expansion  Space.   Commencing on March 1, 1996 (the  Expansion
         Space       Commencement  Date  ), approximately 3,311 rentable
         square feet on the area shown on the attached site plan identified as Exhibit A, and incorporated herein, (the Expansion Space ) shall be added to the Demised Premises so that as of the Expansion Space Commencement Date, the Demised Premises shall consist of approximately 13,104 rentable square feet.

   2.    Rental.    The  total  Basic  Rental  for the Demised Premises,
         including  the  Expansion  Space,  is  hereby  increased  to
         $1,449,472.50,   payable   in   advance,   in   equal   monthly
         installments as follows:

         December 1, 1995 - February 29, 1996           $14,689.50 per month
         March 1, 1996 - November 30, 1996              $19,656.00  per month
         December 1, 1996 - November 30, 1997           $19,929.00  per month
         December 1, 1997 - November 30, 1998           $20,202.00  per month
         December 1, 1998 - November 30, 1999           $20,475.00  per month
         December 1, 1999 - November 30, 2000           $20,748.00  per month
         December 1, 2000 - November 30, 2001           $21,021.00  per month

         Notwithstanding the terms of the Lease to the contrary, as of the date hereof, December 1, 1995 shall be deemed to be the Commencement Date of the Lease, and November 30, 2001 shall be deemed to be the Termination Date of the Lease.

         As of the Expansion Space Commencement Date, Tenant s Prorata Share of Operating Expenses and Taxes, as set forth in the subject Lease, shall be increased to 3.6625%. In addition, Tenant s security deposit shall be increased by $4,966.50 to a total of $36,385.70 on or before the Expansion Space Commencement Date. In no event shall any of this increase in the security deposit due to the addition of the Expansion Space be returned to Tenant under the provisions of Section 57 of the
         Lease.    Tenant's  occupancy  of the Expansion Space shall be
         subject to all of the general terms and conditions contained in the Lease.

   3. Tenant Improvements. Landlord agrees to contribute up to Thirty-One Thousand Seven Hundred Nineteen and 38/100 Dollars ($31,719.38) (such sum based upon an assumption that Tenant shall occupy the Expansion Space on the Expansion Space Commencement Date), calculated at Ten and No/100 Dollars ($10.00) per renewable square foot of the Expansion Space, prorated based on the Commencement Date and the remaining Lease Term (the Tenant Allowance ), towards the cost of preparation of design, mechanical and electrical drawings, as well as other construction drawings, and specifications for and the construction of certain tenant improvements (the Tenant Improvements ) for the Demised Premises in accordance with the space plan (the Plans ) to be approved by both Landlord and
         Tenant within                  days of the date of execution of
         this Agreement. For illustration purposes only, if Tenant were to expand effective on the first day of the fourth (4th) month of the Lease Term, Landlord would contribute 69/72nds of the maximum allowance of Ten and No/100 Dollars ($10.00) per square foot Tenant Allowance as set forth herein. It is understood and agreed that Landlord s contractors shall perform the work in connection with the Tenant Improvements. If the cost to construct the Tenant Improvements pursuant to the Plans exceeds the Tenant Allowance, then within ten (10) days of Tenant s receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier s check, an amount equal to the difference between the cost to construct the Tenant Improvements and the Tenant Allowance. Tenant agrees it shall not make any changes to the Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Tenant Improvements in excess of the Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Tenant Improvements in excess of the Tenant Allowance resulting from such changes in the Plans.

         In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Tenant Allowance incurred by Landlord in constructing the Tenant Improvements (other than additional costs arising due to changes to the Plans as described above), Tenant shall pay to Landlord with ten (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs in excess of the Tenant Allowance incurred by Landlord. Tenant s failure to timely pay any such amounts to be paid by Tenant as set forth in this Paragraph, at the time and in the manner set forth in this Paragraph, shall be an event of default. If for any reason (i) the Expansion Space shall not be ready for occupancy by Tenant on or before the Expansion Space Commencement Date, or (ii) the Tenant Improvements are not completed on or before the Expansion Space Commencement Date, this Lease shall not be affected thereby, nor shall Tenant have any claim against Landlord by reason thereof. All claims for damages arising out of any such delay are waived and released by Tenant.


   4.    Early  Access.    Tenant  will  be  allowed early access to the
         Expansion Space as of February 1, 1996, so that Tenant may enter the Expansion Space for the purposes of installing furniture, cabling and telecommunications equipment. During such period of access for the installation purposes described herein, Tenant shall not be responsible for payment of Basic Rental or the Tenant s pro rata share of Operating Expenses and Taxes for the Demised Premises, but shall otherwise be responsible for and comply with all other provisions of the Lease and this Agreement. Such activities of Tenant, its agents, employees or contractors shall not interfere with construction of Landlord or Landlord s contractors of the Tenant Improvements.

   5. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement other than Insignia Commercial Group, Inc. and Miller Richmond Company and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Agreement. Tenant agrees to indemnify and hold Landlord harmless from and against all Claims made by any broker or finder for a commission in connection with this Agreement provided that Landlord has not retained such broker.

   6. Conflict of Terms. Except as expressly amended herein, all terms and conditions in the Lease shall remain unchanged and in full force and effect, and all capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of the Agreement, the terms and conditions of this Agreement shall control.

   LANDLORD:                                 TENANT:

   PERIMETER 400 PARTNERS,  an               CIS TECHNOLOGIES, INC.
   Illinois general partnership

   By:   Balcor Pension Investors-VI,
         an Illinois limited partnership,
         a general partner

   By:   Balcor Mortgage Advisors-VI,
         an Illinois general partnership,
         its general partner

   By:   The Balcor Company, a Delaware
         corporation, its general partner

   By:   /s/ Tom Molina                      By:   /s/  Richard A. Evans
   Its:  VP                                  Its:  Treasurer

   Witness:    /s/ Cindy Asinsen             Witness: /s/Dora Durland
   Date:       1/3/96                        Date:       12/28/95

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                                EXHIBIT   A



                                    MAP
                            PERIMETER 400 CENTER